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                                                                    EXHIBIT 99.2

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements give effect to the merger of NORIC Corporation, a New York corporation ("NORIC"), the parent company of North Central Oil Corporation, a Delaware corporation ("North Central"), with and into Pogo Producing Company, a Delaware corporation ("Pogo"), with Pogo remaining as the surviving corporation. Since NORIC has disposed of all of its non-oil and gas assets and operations other than its investment in North Central and cash and cash equivalents generated from the disposition of the non-oil and gas assets, the following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements for North Central adjusted to reflect approximately $18,300,000 of cash and cash equivalents of NORIC.

     The unaudited pro forma condensed consolidated statement of income presents the combined results of operations of Pogo and North Central as if the proposed merger had occurred on January 1, 2000. The unaudited pro forma condensed consolidated balance sheet presents the combined financial position of Pogo and North Central (including NORIC cash and cash equivalents) as if the proposed merger had occurred as of December 31, 2000.

     Based on the merger consideration guidelines, including subsequent purchase price adjustments, 12.6 million shares were issued to former NORIC shareholders at an assumed price for pro forma purposes of $28.88. Cash consideration paid, after the purchase price adjustment, consisted of $344.7 million. After the closing, former NORIC stockholders own approximately 24% of Pogo's outstanding common stock.

     The accompanying unaudited pro forma condensed consolidated financial statements reflect the acquisition of NORIC by Pogo under the purchase method of accounting. The final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial statements are preliminary and have been made solely for purposes of developing the pro forma financial information.

     The unaudited pro forma condensed consolidated financial statements are presented for illustration purposes only, and do not necessarily indicate the operating results or financial position that would have occurred if the merger had been completed as of December 31, 2000 or January 1, 2000. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of future operating results or of the financial position of the combined enterprise.

     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Pogo and North Central filed previously with the Securities and Exchange Commission or included elsewhere in this current report on Form 8-K, including the information filed in the definitive proxy statement relating to the merger on February 6, 2001. The unaudited condensed consolidated financial statements do not reflect any cost savings or other synergies anticipated as a result of the merger, nor do they reflect any future merger-related expenses.

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
                    POGO PRODUCING COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
               (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           NORTH     PRO FORMA      PRO FORMA
                                                 POGO     CENTRAL   ADJUSTMENTS     COMBINED
                                               --------   -------   -----------     ---------
Revenues:
  Oil and gas sales..........................  $479,202  $144,900    $    (100)(a)  $624,002
  Pipeline sales and other...................    15,113       300                     15,413
  Gains (losses) on sales....................     3,676        --                      3,676
                                               --------  --------    ---------      --------
          Total..............................   497,991   145,200         (100)      643,091
                                               --------  --------    ---------      --------
Operating Costs and Expenses:
  Lease operating............................    93,640    27,100                    120,740
  Pipeline operating and natural gas
     purchases...............................    15,090        --                     15,090
  General and administrative.................    34,568    40,000      (34,400)(b)    40,168
  Exploration................................    15,291     1,200                     16,491
  Dry hole and impairment....................    28,608     6,200                     34,808
                                                                       (31,500)(c)
  Depreciation, depletion and amortization...   131,151    31,500       72,700 (d)   203,851
                                               --------  --------    ---------      --------
          Total..............................   318,348   106,000        6,800       431,148
                                               --------  --------    ---------      --------
Operating Income (Loss)......................   179,643    39,200       (6,900)      211,943
Interest:
  Charges....................................   (34,064)  (10,300)     (20,200)(e)   (64,564)
  Income.....................................     2,634       400                      3,034
  Capitalized................................    20,918        --                     20,918
Minority Interest............................    (9,965)       --                     (9,965)
Foreign Currency Transaction Gain............    (3,174)       --                     (3,174)
                                               --------  --------    ---------      --------
Income (Loss) Before Taxes...................   155,992    29,300      (27,100)      158,192
Income Tax Benefit (Expense).................   (66,969)  (11,100)       9,485 (f)   (68,584)
                                               --------  --------    ---------      --------
Net Income (Loss) Before Cumulative Effect
  of Change in Accounting Principle..........  $ 89,023  $ 18,200    $ (17,615)     $ 89,608
                                               ========  ========    =========      ========

EARNINGS (LOSS) PER COMMON SHARE
Basic........................................  $   2.20                             $   1.69(l)
Diluted......................................  $   1.99                             $   1.48(l)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
  POTENTIAL COMMON SHARES OUTSTANDING:
Basic........................................    40,445                 12,616 (l)    53,061
Diluted......................................    50,155                 12,616 (l)    62,771

   See accompanying notes to unaudited pro forma condensed combined financial statements.

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

                    POGO PRODUCING COMPANY AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                            (EXPRESSED IN THOUSANDS)

                                                          NORTH      PRO FORMA         PRO FORMA
                                             POGO        CENTRAL    ADJUSTMENTS        COMBINED
                                          -----------   ---------   -----------       -----------
CURRENT ASSETS:
  Cash and cash equivalents.............  $    81,510   $  10,800    $  18,300 (i)    $    44,810
                                                                       (65,800)(j)
  Other current assets..................      133,162      20,400                         153,562
                                          -----------   ---------    ---------        -----------
          Total current assets..........      214,672      31,200      (47,500)           198,372
                                          -----------   ---------    ---------        -----------
PROPERTY AND EQUIPMENT (AT COST):
  Oil and gas properties (successful
     efforts                                                           883,800 (l)
     method)............................    1,853,318     445,200     (143,600)(k)      3,038,718
  Pipelines and other fixed assets......       22,352       5,500                          27,852
                                          -----------   ---------    ---------        -----------
                                            1,875,670     450,700      740,200          3,066,570
  Less -- Accumulated depreciation,
     depletion, and amortization........   (1,064,016)   (143,600)     143,600 (k)     (1,064,016)
                                          -----------   ---------    ---------        -----------
                                              811,654     307,100      883,800          2,002,554
                                          -----------   ---------    ---------        -----------
OTHER ASSETS:
  Deferred charges -- commodity
     hedges.............................           --      30,200      (30,200)(g)             --
  Gas imbalance receivable..............           --       2,100       (2,100)(a)             --
  Other noncurrent assets...............       57,196       1,400                          58,596
                                          -----------   ---------    ---------        -----------
                                               57,196      33,700      (32,300)            58,596
                                          -----------   ---------    ---------        -----------
                                          $ 1,083,522   $ 372,000    $ 804,000        $ 2,259,522
                                          ===========   =========    =========        ===========

CURRENT LIABILITIES.....................  $   106,429   $  41,100                     $   147,529
OTHER LIABILITIES:
                                                                     $ (65,800)(j)
  Long-term debt........................      365,000     124,500      355,000 (l)        778,700
  Deferred federal income taxes.........       95,453      25,700      330,455 (l)        451,608
  Deferred compensation.................           --      45,400      (45,400)(b)             --
  Deferred income -- interest rate
     hedges.............................           --       2,300       (2,300)(g)             --
  Other noncurrent liabilities..........       13,456       1,300         (600)(h)         14,156
                                          -----------   ---------    ---------        -----------
                                              580,338     240,300      571,355          1,391,993
                                          -----------   ---------    ---------        -----------
MINORITY INTEREST.......................      144,913          --           --            144,913
                                          -----------   ---------    ---------        -----------
SHAREHOLDERS' EQUITY....................      358,271     131,700      232,645 (l)        722,616
                                          -----------   ---------    ---------        -----------
                                          $ 1,083,522   $ 372,000    $ 804,000        $ 2,259,522
                                          ===========   =========    =========        ===========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

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

                    POGO PRODUCING COMPANY AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

a. To conform North Central's method of accounting for natural gas production imbalances to be consistent with Pogo's method. Pogo follows the sales method of accounting for production imbalances whereby Pogo recognizes revenues on production it has taken and delivered to its purchasers notwithstanding its ownership percentage. North Central has historically followed the entitlements method whereby North Central recognized revenue for its share of production whether or not the gas is actually taken by North Central's purchasers.

b. To eliminate the North Central deferred compensation liability and related expense pursuant to the terms of the merger agreement. The merger agreement required that the obligation related to North Central's phantom share plan be settled immediately prior to the merger. Pogo will not offer benefits to employees of North Central after the merger which are comparable to, or which would replace, the phantom share plan.

c. To record the reversal of North Central's historical depreciation, depletion and amortization expense.

d. To record depreciation, depletion and amortization expense based on the estimated fair value of North Central's properties and equipment.

e. To record interest expense on the acquisition debt to be funded using Pogo's revolving bank credit agreement at Pogo's current interest rate of 7%. A 1/8% increase or decrease in the interest rate would change interest expense $400,000 for the year ended December 31, 2000.

f. To record income tax effect on the pro forma adjustments based on the 35% statutory income tax rates.

g. To reflect the elimination of North Central's deferred realized loss from commodity hedging activities and deferred realized gain from interest rate hedging activities in connection with the purchase price allocation in accordance with the purchase method of accounting. See footnote (l).

h. To adjust North Central's accrued retirement obligation to estimated fair value in accordance with the purchase method of accounting. See footnote
     (l).

i. To reflect the approximately $18,300,000 in cash and cash equivalents of NORIC that were acquired in the merger. See footnote (l).

j. To reduce Pogo cash and acquisition debt for the amount of Pogo cash on hand used to satisfy a portion of the cash consideration in the merger. See footnote (l).

k. To reverse historical North Central accumulated depreciation, depletion and amortization in connection with the purchase price allocation in accordance with the purchase method of accounting. See footnote (l).

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

l. To record purchase accounting adjustments related to the allocation of the purchase price of the acquisition of NORIC, including estimated merger costs, to assets acquired and liabilities assumed in accordance with the purchase method of accounting.

     The following is a calculation of the fair value of Pogo common stock issued to NORIC shareholders in connection with the merger (expressed in thousands, except per share amounts).

     FAIR VALUE OF COMMON STOCK:

Number of shares of common stock issued in connection
  with the merger ..........................................    12,615,816
Pogo's common stock price (the average of the closing
  prices for March 9-13, 2001) .............................   $     28.88
                                                               -----------
Fair value of common stock issued...........................   $   364,345
                                                               ===========

     The following is an allocation of the purchase price to assets acquired, and liabilities incurred and assumed, based on their estimated fair values (expressed in thousands).

ALLOCATION OF PURCHASE PRICE:
NORIC cash and cash equivalents.............................   $    18,300
Other current assets........................................        31,200
Properties and equipment....................................     1,190,900
Other noncurrent assets.....................................         1,400
Current liabilities.........................................       (41,100)
North Central long-term debt................................      (124,500)
Additional acquisition indebtedness (including $10,300 of
  estimated merger related costs)...........................      (355,000)
Deferred income taxes.......................................      (356,155)
Other non-current liabilities...............................          (700)
                                                               -----------
Shareholders' equity........................................   $  (364,345)
                                                               ===========

     The purchase accounting adjustments, including allocation, is subject to changes in the actual merger costs incurred.


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